                                                                    Exhibit 3.85

[CANADA LOGO]

                                LETTRES PATENTES

                           constituant en corporation


                          CENTRE D'INFORMATION RX LTEE
                           RX INFORMATION CENTRE LTD.

                               (Compagnie Privee)


                     DATEES le .............. 11 aout 1972.


                                   ----------

                          MINISTERE DE LA CONSOMMATION
                               ET DES CORPORATIONS

                          Division de l'enregistrement
                           Ottawa, le 28 juillet 1986.

     Je certifie que la presente est une copie exacte et fidele des Lettres Patentes originales telles qu'enregistrees au Film Film 315, Document 145.

[SEAL]

                         /s/ [ILLEGIBLE]
                       Deputy Registrar General of Canada

[CANADA LOGO]

                                LETTRES PATENTES

ATTENDU qu'une demande a ete presentee en vue de constituer en corporation une compagnie sous le nom de

                          CENTRE D'INFORMATION RX LTEE
                           RX INFORMATION CENTRE LTD.
                               (Compagnie Privee)

PAR CONSEQUENT le Ministre de la Consommation et des corporations en vertu des pouvoirs qui lui sont conferes par la Loi sur les corporations canadiennes constitue les requerants et toutes autres personnes qui pourront devenir actionnaires de la compagnie, en corporation et corps politique, conformement aux dispositions de ladite Loi. Une copie de ladite demande est jointe aux presentes et en fait partie.

DONNEES sous mon sceau d'office, ce onzieme jour d'aout, mil neuf cent soixante-douze.


                                           /s/ [ILLEGIBLE]
                                       Pour le Ministre de la
                                  Consommation et des Corporations


                                  INSCRITES AU REGISTRE LE 13 septembre 1972.


                                          Film 315 Document 145

                                           /s/ [ILLEGIBLE]
                                  Sous-registraire general du Canada

[SEAL]

                    DEMANDE DE CONSTITUTION EN CORPORATION EN
                    VERTU DES DISPOSITIONS DE LA PARTIE I DE LA
                    LOI SUR LES CORPORATIONS CANADIENNES.

AU MINISTRE DE LA CONSOMMATION ET DES CORPORATIONS:

                                      - I -

La demande de :

MAURICE MARTEL, c.r.                                1301 ouest St-Viateur,
avocat,                                             Outremont, P.Q.

PAUL MARTEL,                                        2760 VanHorne,
avocat,                                             app.8, Montreal, P.Q.

LUCILLE ROY,                                        34 rue Gilles,
epouse de Jean-Claude                               Ste-Therese-Ouest, P.Q.
Blais, secretaire,

expose respectueusement ce qui suit:

                                     - II -

          Les requerants soussignes, qui ont chacun vingt-et-un ans revolus, desirent obtenir des lettres patentes en vertu des dispositions de la partie 1 de la LOI SUR LES CORPORATIONS CANADIENNES, constituant vos requerants et les autres personnes qui pourront devenir actionnaires de la compagnie ainsi creee, en corporation et corps politique sous le nom de

                          CENTRE D'INFORMATION RX LTEE
                            RX INFORMATION CENTRE LTD

          Les soussignes ont constate et se sont assures que le nom corporatif propose sous lequel la constitution en corporation est demandee ne s'identifie pas ou n'est pas semblable a celui sous lequel une autre compagnie, societe, association ou firme existante connue exerce des operations au Canada, ou est constituee en corporation sous le regime des lois du Canada ou de l'une de ses provinces, ou ne ressemble pas a ce nom au point d'induire en erreur, et qu'il n'est pas un nom par ailleurs susceptible d'objections pour des motifs d'ordre public.

                                     - III -

          Les fins pour lesquelles est demandee la constitution en corporation de la compagnie projetee sont les suivantes:

          Exercer les operations de planification en ressources humaines, de conseillers en informatique, cybernetique, organisation et methode, gestion financiere et administration, et en normalisation, adequation et coordination des techniques de construction et d'equipement pour des fins d'investissement social, et plus particulierement pour ce qui concerne les pharmaciens.

          Le SIEGE SOCIAL de la compagnie projetee sera etabli a Montreal, 445 boulevard St-Laurent, dans le district judiciaire de Montreal, province de Quebec.

                                     - IV -

          Le CAPITAL-ACTIONS autorise de la compagnie sera de 200,000 actions ordinaires sans valeur nominale et 300,000 actions privilegiees d'une valeur nominale de $1. La consideration totale pour laquelle les actions ordinaires sans valeur nominale seront emises n'excedera pas la somme de $200,000, ou tout autre montant plus considerable que le conseil d'administration de la compagnie pourra determiner et qui aura ete autorise par le Ministre de la Consommation et des Corporations sur paiement des honoraires requis.

          Les privileges et restrictions attaches aux actions privilegiees seront les suivants:

          A.- Les detenteurs d'actions privilegiees auront droit de recevoir, par priorite sur les actions ordinaires de la compagnie, un dividende fixe, preferentiel, non-cumulatif de six pour cent (6%) par annee sur le montant verse; ce dividende sera payable a l'epoque et de la facon qui pourront etre determinees par les administrateurs;

          B.- Dans le cas de dissolution ou liquidation ou autre distribution de biens, les actions privilegiees auront priorite sur les actions ordinaires de la compagnie quant au paiement du capital verse et aux dividendes declares et non payes;

          C.- Les detenteurs des actions privilegiees ne participeront pas autrement aux profits ou aux surplus d'actif de la compagnie;

          D.- Les detenteurs desdites actions privilegiees n'auront pas, comme tels, le droit a l'avis des assemblees des actionnaires, ni le droit d'y assister, ni le droit de vote, sauf sur les questions susceptibles d'affecter les privileges, priorites et droits attaches auxdites actions privilegiees et sur les resolutions relatives a la liquidation de la compagnie;

               Le droit a l'avis des assemblees des actionnaires et les droits d'assistance et de vote seront cependant accordes aux detenteurs d'actions privilegiees, a raison d'un (1) vote par action privilegiee detenue, chaque fois que la compagnie fait defaut de payer le dividende au taux prescrit au cours de deux (2) annees consecutives. Sur paiement d'un dividende annuel complet, le droit de vote ainsi acquis cessera jusqu'a ce qu'un defaut similaire se reproduise;

          E.- Sujet aux dispositions du paragraphe (3) de l'article 52 de la LOI SUR LES CORPORATIONS CANADIENNES, les actions privilegiees seront rachetables pour annulation, par prelevement sur le capital, sur avis ecrit de trente (30) jours, a un prix qui devra comprendre le montant verse ainsi que les dividendes declares et non payes. Si le rachat est partiel, il sera fait proportionnellement au nombre des actions privilegiees se trouvant entre les mains de tous les actionnaires, sans tenir compte des fractions d'actions. Les actions privilegiees ainsi rachetees ne seront pas reemises et seront annulees et le capital-actions de la compagnie sera diminue en consequence des le depot de l'avis prevu a l'article 63 de ladite loi;

          F.- Sujet aux dispositions de l'article 62 de la LOI SUR LES CORPORATIONS CANADIENNES, la compagnie aura le droit, a la discretion du conseil d'administration, d'acheter pour annulation, en tout temps, la totalite ou une partie des actions privilegiees emises, suivant des soumissions recues par la compagnie, sur requete pour telles soumissions adressee a tous les detenteurs d'actions privilegiees, au plus bas prix auquel, de l'opinion des administrateurs, telles actions pourront etre obtenues, mais n'excedant pas le montant paye sur ces actions avec en plus tous les dividendes declares et non payes. Si, en reponse a une demande de soumission, deux (2) detenteurs ou plus presentent des soumissions au meme prix et si ces soumissions sont acceptees par la compagnie, en tout ou en partie, alors a moins que la compagnie n'accepte toutes ces soumissions en entier, la compagnie devra les accepter en parties aussi proportionnelles que possible suivant le nombre d'actions offertes dans chaque soumission. A compter de la date de l'achat d'actions privilegiees, celles-ci seront retirees de la circulation et ne pourront pas etre reemises.

          G.- Aucune creation d'actions privilegiees sur le meme rang ou prenant rang anterieurement aux presentes actions privilegiees ne pourra etre autorisee et les dispositions ci-dessus se rapportant aux actions privilegiees ne pourront etre modifiees, a moins que cette creation ou cette modification n'ait ete approuvee par le vote d'au moins les trois quarts (3/4) en valeur des actions privilegiees representees par leurs detenteurs presents a une assemblee generale speciale convoquee a cette fin, en plus des autres formalites prevues par la LOI SUR LES CORPORATIONS CANADIENNES.

                                      - V -

          La compagnie sera constituee en corporation a titre de "compagnie privee" avec les restrictions suivantes:

          1.- Aucun transfert d'actions du capital-actions de la compagnie ne pourra etre effectue sans le consentement du conseil d'administration exprime par resolution.

          2.- Le nombre des actionnaires de la compagnie sera limite a cinquante (50), non compris les personnes qui sont employees par la compagnie et les personnes qui, ayant ete precedemment employees par la compagnie, etaient actionnaires de la compagnie pendant qu'elles etaient a son service et ont continue de l'etre apres avoir quitte son service, deux (2) personnes ou plus qui detiennent en commun une (1) ou plusieurs actions etant comptees comme un seul actionnaire.

          3.- Toute invitation au public pour la souscription des actions ou debentu-res de la compagnie sera interdite.

                                     - VI -

          En plus des pouvoirs conferes a la compagnie en vertu de l'article 16 de la LOI SUR LES CORPORATIONS CANADIENNES, la compagnie jouira des pouvoirs suivants:

          a) La compagnie pourra verser une commission a toute personne en consideration du fait qu'elle souscrit'ou consent a souscrire, soit absolument, soit conditionnellement a des actions du capital-actions de la compagnie, ou qu'elle procure ou consent a procurer des souscriptions, soit absolument, soit conditionnellement, a ces actions de la compagnie, pourvu toutefois que, si ces actions ont valeur au pair, telle commission, qu'elle soit sous forme d'argent ou d'actions, n'excede pas quinze pour cent (15%) de la valeur au pair desdites actions et si ces actions sont sans valeur nominale ou au pair, telle commission n'excede pas, lorsque sous forme d'argent, quinze pour cent (15%) de la consideration pour laquelle lesdites actions sont emises, et lorsque sous forme d'actions, quinze pour cent (15%) du nombre d'actions ainsi souscrites.

          b) Les administrateurs de la compagnie pourront etre demis de leurs fonctions par resolution adoptee par une simple majorite a une assemblee generale speciale des actionnaires dument convoquee a cette fin.

          c) Conformement aux dispositions de l'article 65 de ladite loi, s'ils y sont autorises par reglement dument adopte par les administrateurs et sanctionne par au moins les deux tiers (2/3) des voix emises a une assemblee generale extraordinaire des actionnaires regulierement convoquee pour etudier le reglement, les administrateurs de la compagnie pourront, a l'occasion:

               1.-  emprunter de l'argent sur le credit de la compagnie;

               2.-  restreindre ou augmenter la somme a emprunter;

               3.-  emettre des debentures ou autres valeurs de la compagnie;

               4.- engager ou vendre les debentures ou autres valeurs qui semblent appropriees pour les sommes et aux prix juges opportuns; et

               5.- garantir ces debentures, ou autres valeurs, ou tout autre emprunt ou engagement present ou futur de la compagnie, au moyen d'un "mortgage", d'une hypotheque, d'une charge ou d'un nantissement visant tout ou partie des biens meubles et immeubles que la compagnie possede couramment a titre de proprietaire ou qu'elle a subsequemment acquis, ainsi que tout ou partie de l'entreprise et des droits de la compagnie.

               Ce reglement peut prescrire la delegation de tels pouvoirs, par les administrateurs a tels fonctionnaires ou administrateurs de la compagnie, de telle mesure et de telle maniere que peut enoncer ce reglement.

                                     - VII -

          Ci-suivent les noms, adresse et profession de chacun des requerants:

MAURICE MARTEL, c.r.                       1301 ouest St-Viateur,
avocat,                                    Outremont, P.Q.

PAUL MARTEL,                               2760 VnaHorne,
avocat,                                    app. 8, Montreal, P.Q.

LUCILLE ROY,                               34 rue Gilles,
epouse de Jean-Claude                      Ste-Therese-Ouest, P.Q.
Blais, secretaire,

Les requerants ci-dessus seront les premiers administrateurs de la compagnie.

                                    - VIII -

          Les requerants, individuellement et non l'un pour l'autre ou pour les autres, souscrivent et conviennent de prendre les actions du capital-actions de la compagnie souscrites en regard de chacun de leur nom, comme ci-apres consigne et conviennent de devenir actionnaires de la compagnie jusqu'a concurrence desdits montants:

          MAURICE MARTEL            1 act. ord.  S.V.N.
                                    emise pour $1.00

          PAUL MARTEL               1 act. ord.  S.V.N.
                                    emise pour $1.00

          LUCILLE BLAIS             1 act. ord.  S.V.N.
                                    emise pour $1.00

                                     - IX -

          Les soussignes demandent en consequence que puisse etre accordee une charte les constituant, ainsi que les autres personnes qui pourront devenir actionnaires de la compagnie, en corporation et corps politique pour les objets ci-dessus mentionnes.

          Signe a Montreal, ce 7ieme jour d'aout 1972.

                                                    /s/ [ILLEGIBLE]
                                                  -------------------
                                                    /s/ [ILLEGIBLE]
                                                  -------------------
                                                    /s/ [ILLEGIBLE]
                                                  -------------------

/s/ [ILLEGIBLE]
---------------
     temoin

[CANADA LOGO]

CERTIFICATE OF CONTINUANCE                            CERTIFICAT DE CONTINUATION

CANADA BUSINESS                                         LOI SUR LES CORPORATIONS
CORPORATIONS ACT                                        COMMERCIALES CANADIENNES

  CENTRE D'INFORMATION RX LTEE
  RX INFORMATION CENTRE LTD                                       38128
  --------------------------------------------------    ------------------------
     Name of Corporation - Nom de la corporation              Number - Numero

  I hereby certify that the               Je certifie par les presentes que la
  above-mentioned Corporation was         corporation mentionnee ci-haut a ete
  continued under Section 181 of the      continuee en vertu de l'article 181 de
  Canada Business Corporations Act as     la Loi sur les corporations
  set out in the attached articles of     commerciales canadiennes, tel
  Continuance.                            qu'indique dans les statuts de
                                          continuation ci-joints.


  /s/ [ILLEGIBLE]                         Le 4 mai 1979
  Director - Directeur Adjoint            Date of Continuance - Date de la
                                          continuation

                                   [ILLEGIBLE]

        FORM 11                                                             FORMULE 11
ARTICLES OF CONTINUANCE                                              STATUTS DE CONTINUATION
     (SECTION 181)                                                        (ARTICLE 181)
-------------------------------------------------------------------------------------------------------------
Name of Corporation                                           Nom de la corporation

[ILLEGIBLE] CENTRE D' INFORMATION RX LTEE
[ILLEGIBLE] X INFORMATION CENTRE LTD
-------------------------------------------------------------------------------------------------------------
   The place in Canada where the registered           Lieu au Canada ou doit etre situe le siege social
   office is to be situated

     Ville de Longueuil, province de Quebec
-------------------------------------------------------------------------------------------------------------
3 - The classes and any maximum number of shares      Categories el tout nombre maximal d'actions que la
    that the corporation is authorized to issue       corporation est autorisee a emettre

     La societe est autorisee a emettre des actions privilegiees et des actions ordinaires, toutes sans valeur nominale, comportant respectivement les droits, privileges, restrictions et conditions prevus a l'annexe 1 jointe a la presente formule pour en faire partie.
--------------------------------------------------------------------------------------------------------------
  - Restrictions if any on share transfers            Restrictions sur le transfert des actions s'il y a lieu.

     Les actions de la societe ne sont pas transferees sans le consentement des detenteurs d'une majorite des actions votantes en cours de la societe.
------------------------------------------------------------------------------------------------------------
  - Number (or minimum and maximum number) of         Nombre (ou nombre minimum et maximum) d'administrateurs
    directors

     Minimum 1 et maximum 7
------------------------------------------------------------------------------------------------------------
  - Restrictions if any on businesses the             Restrictions imposees quant aux entreprises que la
    corporation may carry on                          corporation peut exploiter, s'il y a lieu

     Non applicable
------------------------------------------------------------------------------------------------------------
  - If change of name effected, previous name         Si changement de nom a ete opere, nom anterieur

     Non applicable
------------------------------------------------------------------------------------------------------------
  - Other provisions if any                           Autres dispositions s'il y lieu

     Les annexes 2 et 3 jointes a la presente formule en font partie integrante.


                                  Signature          Description of Office - Description du poste
[ILLEGIBLE]  avril 1979           /s/ [ILLEGIBLE]                   Administrateur
-------------------------------------------------------------------------------------------------------------
FOR DEPARTMENTAL USE ONLY                                   A L'USAGE DU MINISTERE SEULEMENT
Corporation N de la corporation                         Filed - Deposee

                                    ANNEXE 1

ACTIONS PRIVILEGIEES

          1. Les detenteurs des actions privilegiees ont droit de recevoir, au cours de tout exercice financier de la societe, des dividendes fixes, non cumulatifs et preferentiels au taux de 8% l'an, calcule sur le montant verse sur ces actions privilegiees, mais lesdites actions ne participent pas autrement aux profits ou aux surplus de la societe.

          2. Les actions privilegiees sont rachetables par la societe, en totalite ou en partie, a un prix egal au montant verse sur les actions qui doivent etre rachetees, plus un montar egal a tous les dividendes alors declares sur celles-ci et impayes, sous reserve des dispositions de la Loi sur les societe commerciales canadiennes. La societe a aussi le droit, a son gre, d'acheter pour annulation, en totalite ou en partie, les actions privilegiees, au prix determine par le conseil d'administration de la societe, mais n'excedant pas le prix de rachat ci-haut prevu, sous reserve egalement des dispositions de la Loi sur les societes commerciales canadiennes.

          3. Les detenteurs des actions privilegiees n'ont aucun droit de vote, sauf tel que ci-apres prevu, sous reserve des dispositions de la Loi sur les societes commerciales canadiennes.

          4. Lors de la dissolution ou liquidation de la societe, les detenteurs des actions privilegiees ont le droit de recevoir, avant toute distribution aux detenteurs de toutes autres categories d'actions de la societe, le montant verse sur les actions privilegiees, plus un montant egal a tous les dividendes alors declares sur celles-ci et impayes.

          5. Tant qu'il y a des actions privilegiees en circulation, la societe ne peut, sauf avec l'approbation exprimee dans une resolution adoptee par au moins les 2/3 des votes donnes a une assemblee des detenteurs desdites actions ou dans un document signe par tous les detenteurs desdites actions, creer toutes autres actions ayant priorite ou le meme rang, liquider volontairement ou dissoudre la societe ou effectuer toute reduction de capital en faveur d'autres actions, ou revoquer, modifier ou autrement changer les prerogatives des actions privilegiees.

ACTIONS ORDINAIRES

          1. Les detenteurs des actions ordinaires ont le droit de voter a toutes les assemblees des actionnaires de la societe sauf celles auxquelles seuls les detenteurs des actions privilegiees ont le droit de vote.

          2. Sous reserve des droits prioritaires des detenteurs des actions privilegiees, les detenteurs des actions ordinaires participent seuls aux profits de la societe et ont le droit de recevoir les dividendes determines et declares de temps a autre par le conseil d'administration de la societe.

          3. Sous reserve des droits prioritaires des detenteurs des actions privilegiees, les detenteurs des actions ordinaires se partagent seuls le reliquat des biens de la societe lors de sa dissolution ou liquidation.

                                    ANNEXE 2

Les administrateurs de la Societe peuvent, lorsqu'ils le jugent opportun et s'ils y sont autorises par un reglement approuve par le vote d'au moins les deux tiers des actions representees par les actionnaires presents a une assemblee generale dument convoquee a cette fin:

               a)   faire des emprunts de deniers sur le credit de la Societe;

               b) emettre des obligations, debentures ou autres valeurs de la Societe et les donner en garantie ou les vendre pour les prix et sommes juges convenables;

               c) nonobstant les dispositions du Code civil de la province de Quebec, hypothequer, nantir, mettre en gage, grever, ceder et transporter tous biens, meubles ou immeubles, presents ou futurs, de la Societe, en garantie de ces obligations, debentures ou autres valeurs, ou donner une partie seulement de ces garanties pour les memes fins; et constituer l'hypotheque, le nantissement, le gage, la charge, la cession et le transport ci-dessus mentionnes par acte de fideicommis, confomement aux articles 23, 24 et 25 de la Loi des pouvoirs speciaux des corporations (Quebec) (S.R.Q. 1964, chap. 2 ou de toute autre maniere;

               d) hypothequer les immeubles ou nantir ou autrement grever, de quelque facon que ce soit, les biens meubles de la Societe, ou donner ces diverses especes de garanties, pour assurer le paiement des emprunts faits autrement que par emission d'obligations, debentures ou autres valeurs, ainsi que le paiement ou l'execution des autres dettes, contrats et engagements de la Societe.

Les limitations et restrictions qui precedent ne s'appliquent pas aux emprunts faits par la Societe au moyen de lettres de change ou billets faits, tires, acceptes ou endosses par la Societe ou en son nom.

                                    ANNEXE 3

          1.   Le nombre des actionnaires de la Societe est limite a cinquante
(50), non comprises les personnes qui sont employees par la Societe et les personnes qui, ayant ete precedemment employees par la Societe, etaient actionnaires de la Societe pendant qu'elles etaient a son service et ont continue de l'etre apres avoir quitte son service, deux (2) personnes ou plus detenant en commun une (1) action ou plusieurs actions etant comptees comme un seul actionnaire.

          2. Toute invitation au public pour la souscription des valeurs mobilieres emises par la Societe est interdite.